                                                                     Exhibit (6)

                        SUMMARY OF PRO FORMA ADJUSTMENTS
                    FOR THE THREE MONTHS ENDED JUNE 30, 1998

--------- -------------------------------------------------------------------------- -------------
  Adj.                            Description of Adjustment                             Amount
  Ref.
--------- -------------------------------------------------------------------------- -------------

      A)  Cash savings from a decrease in the salary paid to the former President          6,500
          and majority  stockholder of KRL

          Cash savings from the cancellation of a fulfillment services contract           67,500

          Interest payable to GE Capital Corp., who provided a portion of the           (19,610)
          acquisition financing

          Cost savings realized as a result of efficiencies gained as if the acquisition had taken place in the prior fiscal year:
                Purchases of raw materials                                                27,000
                Overtime wages                                                            62,500
                Professional fees and insurance costs                                     60,500

          Interest paid on 12% convertible debentures issued in connection with
          acquisition financing                                                        (120,000)
                                                                                    -------------
                                                                                          84,390
                                                                                    =============

      B)  Elimination of intercompany receivable and payable balances                     89,505
                                                                                    =============

      C)  Depreciation adjustment for bump-up in fixed assets to fair market value resulting from the excess of the purchased price over the net
          assets acquired of KRL                                                          12,176
                                                                                    =============

      D)  Amortization of the goodwill                                                   101,697
                                                                                    =============

      F)  Net effect on accumulated deficit of the pro forma adjustments herein
                                                                                        (29,483)
                                                                                    =============

      G)  Depreciation  adjustment  for the  bump-up  in fixed  assets as noted in
          adjustment C. above                                                             12,176

          Cost savings realized for the three months ended June 30, 1998 as a result of efficiencies gained as if the acquisition had taken place in the prior fiscal year:
                Purchases of raw materials                                              (27,000)
                Overtime wages                                                          (62,500)

          Cancellation of a fulfillment services contract (See A. above)                (67,500)
                                                                                    =============
                                                                                       (144,824)
                                                                                    =============


                                                                     Exhibit (6)

                        SUMMARY OF PRO FORMA ADJUSTMENTS
                    FOR THE THREE MONTHS ENDED JUNE 30, 1998
                                 (CONCLUDED)

--------- -------------------------------------------------------------------------- -------------
  Adj.                            Description of Adjustment                             Amount
  Ref.
--------- -------------------------------------------------------------------------- -------------

      H)  Cost  savings  realized as a result of the  acquisition,  as noted in A.
          and M. above:

                Decrease in the salary of the former President and majority
                   stockholder of KRL                                                    (6,500)
                Professional fees and insurance costs                                   (60,500)
                                                                                    =============
                                                                                        (67,000)
                                                                                    =============


      I)  Interest expense accrued on the debt issued for the financing related to the acquisition:
                Interest on the 12% convertible debentures                               120,000
                Interest on the term loan payable to GE Capital Corp.                     19,610
                                                                                    =============
                                                                                         139,610
                                                                                    =============